UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 23, 2013

Liberty Global, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51360	20-2197030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

12300 Liberty Boulevard Englewood, CO 80112
(Address of Principal Executive Office)

(303) 220-6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
As previously disclosed, three lawsuits relating to the Agreement and Plan of Merger, dated as of February 5, 2013, as amended (the “Merger Agreement”), among Virgin Media, Inc. (“Virgin Media”), Liberty Global, Inc. (“Liberty Global”), Liberty Global Corporation Limited, a private limited company incorporated under English law and wholly owned by Liberty Global (“New Liberty Global”) and certain other wholly-owned subsidiaries of Liberty Global, filed by purported shareholders were brought against Virgin Media, Virgin Media's directors, Liberty Global, New Liberty Global and the various subsidiaries of Liberty Global that are parties to the Merger Agreement. All of these lawsuits were filed in New York state court and were later consolidated under the caption, In re Virgin Media Inc. Shareholder Litigation, Index No. 650537/2013. This consolidated lawsuit alleged, among other things, that Virgin Media's directors had breached their fiduciary duties to the shareholders and that Liberty Global, New Liberty Global and the subsidiaries of Liberty Global that are parties to the Merger Agreement had aided and abetted the Virgin Media's directors' alleged breach of their fiduciary duties. Plaintiffs in this action sought to preliminarily and permanently enjoin the defendants from effectuating the Merger Agreement and sought, among other things, a declaration that Virgin Media's directors breached their fiduciary duties, costs and fees, and other equitable relief. The consolidated complaint also alleged a variety of disclosure claims. Following consolidation, plaintiffs filed a motion seeking to enjoin the shareholder vote on the Merger Agreement, and requested expedited discovery, which was granted by the court. A hearing on plaintiffs' motion was scheduled for May 30, 2013.

On May 23, 2013, the parties to the consolidated lawsuit relating to the Merger Agreement entered into a binding Term Sheet (the “Term Sheet”) to settle the consolidated cases, pending execution of a formal stipulation and agreement of settlement.

Pursuant to the Term Sheet, without limiting Virgin Media's rights under the Merger Agreement, Liberty Global has agreed (a) that the termination fee payable by Virgin Media under certain circumstances described in the Merger Agreement will be reduced from $470 million to $370 million; (b) that the Board of Directors of Virgin Media (the “Virgin Media Board”) may determine that a Company Acquisition Proposal (as defined in the Merger Agreement) could reasonably be expected to lead to a Company Superior Proposal (as defined in the Merger Agreement) (i) whether or not the party submitting such Company Acquisition Proposal has demonstrated committed financing in connection with such Company Acquisition Proposal (so long as the Virgin Media Board believes, after consultation with an Experienced Financial Advisor (as defined in the Merger Agreement), that such party has the capacity to finance the Company Acquisition Proposal and receipt of financing would not be a condition to such party's obligation to close the Company Acquisition Transaction (as defined in the Merger Agreement) contemplated by the Company Acquisition Proposal), (ii) even if the Company Acquisition Transaction contemplated by the Company Acquisition Proposal would be subject to the receipt of consents, approvals or waivers from governmental entities (so long as the Virgin Media Board has determined in good faith that the likelihood of the party submitting such Company Acquisition Proposal obtaining such consents, approvals or waivers in connection with such Company Acquisition Transaction is no less than the likelihood, as of December 19, 2012, that Liberty Global would receive necessary consents, approvals or waivers from governmental entities in connection with the merger), and (iii) whether or not it has received advice from an Experienced Financial Advisor (as defined in the Merger Agreement) or Experienced Counsel (as defined in the Merger Agreement).

Liberty Global believes that no further disclosure is required to supplement the Schedule 14A (the “Joint Proxy Statement”), filed by Liberty Global and Virgin Media with the United States Securities and Exchange Commission (the “SEC”) on May 1, 2013 and first mailed to Liberty Global stockholders and Virgin Media stockholders on or about May 2, 2013, relating to Merger Agreement under applicable laws. However, to address certain disclosure claims made by the plaintiffs, to avoid the risk that the consolidated lawsuit may delay or otherwise adversely affect the consummation of the transactions contemplated by the Merger Agreement and to minimize the expense of defending such action, Liberty Global and Virgin Media have agreed, pursuant to the terms of the Term Sheet, to make certain supplemental disclosures related to the Merger Agreement, all of which are set forth below. These supplemental disclosures should be read in conjunction with the Joint Proxy Statement, which should be read in its entirety. Defined terms used but not defined below have the meanings set forth in the Joint Proxy Statement.

The following disclosure supplements the disclosure under the heading “Background to the Mergers” by amending and restating the fourth full paragraph on page 81 as follows:

On November 8, 2012, the Virgin Media board of directors held a telephonic meeting, with representatives of Goldman Sachs and Fried Frank in attendance, to determine how to address Liberty Global's October 25 letter. Representatives of Fried Frank reviewed with the board of directors the fiduciary duties of directors in the context of responding to the October 25 letter and described the legal principles that would apply in the event that the board of directors determined to pursue a possible transaction with Liberty Global. Representatives of Fried Frank also discussed certain issues and uncertainties raised by Liberty Global's October 25 letter, including with respect to certainty of value of the stock consideration. Representatives of Fried Frank additionally discussed with the board of directors a range of alternatives that the board of directors could consider in determining how to respond, ranging from a rejection of the proposal, without further elaboration, to an agreement to negotiate, with various intermediate options. Representatives of Goldman Sachs then reviewed with the board of directors a comparison of the terms of the October 25 letter and the September 28 letter. Representatives of Goldman Sachs also compared the possible synergies preliminarily estimated by Virgin Media management, which reflected the fact that the two companies were not in the same market, to publicly announced estimated synergies in selected transactions. Mr. Berkett outlined the substantial discussions that he had held with representatives of Fried Frank, Goldman Sachs and certain directors since receipt of the October 25 letter. He noted that Liberty Global had substantially improved upon the terms of its initial proposal, and that, subject to resolution of a number of uncertainties in the October 25 letter and certain further improvements, he believed there could be a possible transaction that would justify the initiation of discussions with Liberty Global, notwithstanding the Virgin Media board of directors' determination that Virgin Media was not for sale.

The following disclosure supplements the disclosure under the heading “Background to the Mergers” by amending and restating the last paragraph on page 85 as follows:

On December 7, 2012, during a regularly scheduled meeting of the Virgin Media board of directors at which representatives of Fried Frank, Goldman Sachs and J.P. Morgan were present, Mr. Berkett updated the Virgin Media board of directors regarding his discussions with Mr. Fries and the discussions that had taken place between the financial advisors. Representatives of Fried Frank reviewed with the Virgin Media board of directors the fiduciary duties of directors in the context of responding to Liberty Global's proposals. Members of Virgin Media senior management reviewed certain key financial elements of Virgin Media's long range plan with the Virgin Media board of directors. Representatives of Goldman Sachs and J.P. Morgan then discussed with the Virgin Media board of directors certain financial aspects of the most recent discussions with Liberty Global. The financial advisors also reviewed a list of thirteen possible bidders for Virgin Media prepared for the December 7, 2012 meeting and considered with the Virgin Media board of directors whether any third party was likely to be interested in a transaction with Virgin Media, as well as whether any third party that might have such an interest would have the capacity to implement that transaction in light of financing and other considerations.

The following disclosure supplements the disclosure under the heading “Background to the Mergers” by amending and restating the paragraph beginning on the bottom of page 86 and continuing on the top of page 87 as follows:

Following the December 19 due diligence meetings, Liberty Global management, in a series of telephone calls, discussed among themselves the information they had learned from Virgin Media and about the telecommunications industry in the U.K., potential financing and deal structures, potential tax considerations for Liberty Global and its stockholders and other matters. They considered this information in light of the proposed deal and its terms. Liberty Global management also considered potential redomiciliation in the U.K. and various associated issues. At this stage, Liberty Global was not assuming that the transaction must be structured to provide for redomiciliation and was still evaluating the potential redomiciliation, associated issues and the timing thereof. Following the December 19 meetings, Liberty Global's management began discussing possible financing arrangements with Credit Suisse and Credit Suisse's potential role as global coordinator and joint bookrunner on the financing.

The following disclosure supplements the disclosure under the heading “Virgin Media's Reasons for the Mergers and Recommendation of the Virgin Media Board of Directors” by adding the following bullet point after the first full bullet point on page 102:

•
The Virgin Media board of directors did not expressly discuss questions associated with differences between Delaware and United Kingdom law with respect to shareholders' rights in considering whether to approve the Proposed Transaction although it received presentation materials that addressed this subject.    See “COMPARISON OF RIGHTS OF SHAREHOLDERS OF NEW LIBERTY GLOBAL, STOCKHOLDERS OF LIBERTY GLOBAL AND STOCKHOLDERS OF VIRGIN MEDIA-Summary of Material Differences between the Rights of New Liberty Global Shareholders and Virgin Media Stockholders” beginning on page 284.

The following disclosure supplements and restates the second sentence of the first paragraph under the heading “Illustrative Discounted Cash Flow Analysis” on page 132:

Using illustrative discount rates ranging from 6.75% to 7.75%, reflecting estimates of Virgin Media's weighted average cost of capital, Goldman Sachs derived illustrative ranges of implied enterprise values for Virgin Media by discounting to present values (a) estimates of Virgin Media's unlevered free cash flows for the years 2013 through 2017 based on the forecasts and (b) illustrative terminal values as of December 31, 2017 based on perpetuity growth rates ranging from 0.25% to 1.25% (which implied terminal forward OCF multiples ranging from 5.4x to 7.5x).

The following disclosure supplements and restates the fifth sentence of the second paragraph under the heading “Illustrative Discounted Cash Flow Analysis” on page 133:

In addition, Goldman Sachs, using illustrative discount rates ranging from 6.75% to 7.75%, reflecting estimates of Virgin Media's weighted average cost of capital, derived an illustrative range of present values of the synergies from approximately $1.8 billion to approximately $2.4 billion by discounting to present values (a) the estimates of the synergies for the years 2013 through 2017 and (b) illustrative terminal values for the cost savings and operating synergies to result from the mergers as of December 31, 2017, derived by applying perpetuity growth rates ranging from 0.25% to 1.25%.

The Term Sheet also provides that the parties will enter into a formal stipulation and agreement of settlement, to be negotiated in good faith, under which plaintiffs will provide all of the defendants, their affiliates, and financial advisors with a customary release of all claims. The settlement is subject to the approval of the Supreme Court of the State of New York. The parties have agreed that, in the meantime, they will jointly apply to the court to stay the action.

IMPORTANT ADDITIONAL INFORMATION REGARDING THE PROPOSED TRANSACTION HAS BEEN FILED WITH THE SEC:

Nothing in this report shall constitute a solicitation to buy or subscribe for or an offer to sell any securities of Liberty Global, Virgin Media or New Liberty Global. In connection with the proposed transaction, Liberty Global and Virgin Media have filed with the SEC and mailed to their respective stockholders a joint proxy statement/prospectus, and New Liberty Global has filed a Registration Statement on Form S-4 with the SEC. STOCKHOLDERS OF EACH COMPANY AND OTHER INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) REGARDING THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Stockholders can obtain a free copy of the registration statement and joint proxy statement/prospectus, as well as other filings containing information about Liberty Global, Virgin Media and New Liberty Global, without charge, at the SEC's Internet site (http://www.sec.gov). Copies of the registration statement and joint proxy statement/prospectus and the filings with the SEC that are incorporated by reference therein can also be obtained, without charge, by directing a request to Liberty Global, Inc., 12300 Liberty Boulevard, Englewood, Colorado, 80112, USA, Attention: Investor Relations, Telephone: +1 303 220 6600, or to Virgin Media Limited, Communications House, Bartley Wood Business Park, Bartley Way, Hook, RG27 9UP, United Kingdom, Attn: Investor Relations Department, Telephone +44 (0) 1256 753037.

The respective directors and executive officers of Liberty Global and Virgin Media and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Liberty Global's directors and executive officers is available in Amendment No. 1 to its Form 10-K/A filed with the SEC by Liberty Global on April 25, 2013, and information regarding Virgin Media's directors and executive officers is available in Amendment No. 3 to its Form 10-K/A filed with the SEC by Virgin Media on April 24, 2013. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. These documents can be obtained free of charge from the sources indicated above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL, INC.

By:	/s/ LEONARD P. STEGMAN
Leonard P. Stegman
Vice President

Date: May 24, 2013

5